FOR IMMEDIATE RELEASE

Tuesday, April 15, 2003

Gannett Co., Inc. Releases March Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the third period ended March 30, 2003 increased 1 percent. Results in March, particularly in the last half of the month, were hampered by the war in Iraq.

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in March were up 2 percent compared with the same period in 2002 on flat ROP volume and an 11 percent advance in preprint distribution.

Pro forma classified revenues increased 5 percent in the March period on a 3 percent increase in ad volume. Employment revenues declined 1 percent from the same period last year. Classified real estate revenues advanced 16 percent, and automotive increased 1 percent.

Pro forma local advertising revenues increased modestly in the March period on a 5 percent decline in ad volume. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers.

Pro forma national advertising revenues fell 3 percent on a 1 percent decline in ad volume. National volume at the company's local domestic newspapers was down slightly in the period compared with the same interval in 2002. At USA TODAY, advertising revenues declined 10 percent on a 17 percent decrease in paid ad pages to 329 from 396. Travel advertising demand at USA TODAY was particularly hard hit by the onset of hostilities. For the year-to-date, USA TODAY's paid pages numbered 1,096 versus 1,178 last year while ad revenues were 1 percent higher.

Television revenues declined 5 percent in the period. National revenues fell 8 percent and local revenues decreased 3 percent. Television revenues were also unfavorably affected by the war.

Pro forma other revenues, which primarily include Gannett's share of the operating results of the Detroit and Tucson joint operating agencies and the company's commercial printing activities, rose 2 percent.

Ad linage for Newsquest is not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns in excess of 400 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Gracia Martore Senior Vice President and Chief Financial Officer 703-854-6918 gmartore@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                          Period 3 (March 3, 2003 - March 30, 2003)
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $  143,769,000  $  143,235,000  $     534,000     0
National                   53,195,000      55,016,000     (1,821,000)   (3)
Classified                150,328,000     143,078,000      7,250,000     5
                        -------------   -------------   ------------   ----
Total Advertising      $  347,292,000  $  341,329,000  $   5,963,000     2
Circulation               100,220,000      97,900,000      2,320,000     2
Other revenue              29,824,000      29,135,000        689,000     2
Television                 52,943,000      55,539,000     (2,596,000)   (5)
                        -------------   -------------   ------------   ----
Total Revenue          $  530,279,000  $  523,903,000  $   6,376,000     1
                        =============   =============   ============   ====
VOLUME:
Newspaper Inches:
Local                       2,880,133       3,021,765       (141,632)   (5)
National                      306,809         310,434         (3,625)   (1)
Classified                  4,489,365       4,345,352        144,013     3
                        -------------   -------------   ------------   ----
Total ROP                   7,676,307       7,677,551         (1,244)   (0)
                        =============   =============   ============   ====
Preprint Distribution
  (in thousands)              863,576         780,689         82,887    11
                        =============   =============   ============   ====
NET PAID CIRCULATION:
Morning (w/USAT)            7,269,676       7,196,291         73,385     1
Evening                     1,204,019       1,234,147        (30,128)   (2)
                        -------------   -------------   ------------   ----
Total Daily                 8,473,695       8,430,438         43,257     1
                        =============   =============   ============   ====
Sunday                      7,128,443       7,126,182          2,261     0
                        =============   =============   ============   ====

                          Year-to-Date through March 30, 2003
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                 $   416,988,000 $   407,069,000 $    9,919,000     2
National                  163,024,000     159,560,000      3,464,000     2
Classified                429,282,000     408,534,000     20,748,000     5
                       --------------  --------------  -------------   ----
Total Advertising     $ 1,009,294,000 $   975,163,000 $   34,131,000     4
Circulation               303,271,000     300,163,000      3,108,000     1
Other revenue              85,676,000      79,865,000      5,811,000     7
Television                158,176,000     167,186,000     (9,010,000)   (5)
                       --------------  --------------  -------------   ----
Total Revenue         $ 1,556,417,000 $ 1,522,377,000 $   34,040,000     2
                       ==============  ==============  =============   ====
VOLUME:
Newspaper Inches:
Local                       8,697,239       8,901,290       (204,051)   (2)
National                      933,450         871,996         61,454     7
Classified                 13,760,895      13,193,433        567,462     4
                       --------------  --------------  -------------   ----
Total ROP                  23,391,584      22,966,719        424,865     2
                       ==============  ==============  =============   ====
Preprint Distribution
  (in thousands)            2,568,980       2,305,766        263,214    11
                       ==============  ==============  =============   ====
NET PAID CIRCULATION:
Morning (w/USAT)            7,110,709       7,106,134          4,575     0
Evening                     1,198,041       1,228,307        (30,266)   (2)
                       --------------  --------------  -------------   ----
Total Daily                 8,308,750       8,334,441        (25,691)   (0)
                       ==============  ==============  =============   ====
Sunday                      7,111,976       7,114,827         (2,851)   (0)
                       ==============  ==============  =============   ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.
       The above revenue amounts and statistics have been restated to include all companies presently owned.
       Newsquest (which includes Newscom) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for
       Newsquest's fifteen paid daily newspapers are included above.
       Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.